SOLICITATION, OFFER, AND AWARD

1. This Contract is a Rated Order under the Defense Priorities and Allocations System (DPAS) - Code of Federal Regulations - at 15 CFR 700.

RATING

PAGE 1 OF PAGES 24

2. CONTRACT NUMBER	3. SOLICITATION NUMBER	4. TYPE OF SOLICITATION	5. DATE ISSUED	6. REQUISITION/PURCHASE NUMBER
89243225DNE000022/ 89243226FNE400212	HALEUTO2E	☐ SEALED BID (IFB) INVITATION FOR BID ☐ NEGOTIATED (RFP) REQUEST FOR PROPOSAL	08/14/2025	26NE000080

7. ISSUED BY CODE 892432

U.S. Department of Energy
Idaho Operations Office
1955 Fremont Avenue
Idaho Falls ID 83415

8. ADDRESS OFFER TO *(If other than item 7)*

NOTE: In sealed bid solicitations "offer" and "offeror" mean "bid" and "bidder".

SOLICITATION

9. Sealed offers in original and ______ copies for furnishings the supplies or services in the Schedule will be received at the place specified in item 8, or if hand carried, in the depository located in ______ until ______ *(Hour)* local time ______ *(Date)*

CAUTION - LATE Submissions, Modifications, and Withdrawals: See Section L, Provision Number 52.214-7 or 52.215-1. All offers are subject to all terms and conditions contained in this solicitation.

10. FOR INFORMATION CALL:	A. NAME	B. TELEPHONE (NO COLLECT CALLS) AREA CODE	NUMBER	EXTENSION	C. EMAIL ADDRESS
	David M Hawkes	208	526-7446		hawkesdm@id.doe.gov

11. TABLE OF CONTENTS

(X)	SECTION	DESCRIPTION	PAGE(S)	(X)	SECTION	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				*PART II - CONTRACT CLAUSES*	
	A	SOLICITATION/CONTRACT FORM			I	CONTRACT CLAUSES	
	B	SUPPLIES OR SERVICES AND PRICES/COSTS				*PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS*	
	C	DESCRIPTION/SPECIFICATIONS/WORK STATEMENT			J	LIST OF ATTACHMENTS	
	D	PACKAGING AND MARKING				*PART IV - REPRESENTATIONS AND INSTRUCTIONS*	
	E	INSPECTION AND ACCEPTANCE			K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
	F	DELIVERIES OR PERFORMANCE					
	G	CONTRACT ADMINISTRATION DATA			L	INSTRUCTIONS, CONDITIONS, AND NOTICES TO OFFERORS	
	H	SPECIAL CONTRACT REQUIREMENTS			M	EVALUATION FACTORS FOR AWARD	

OFFER *(Must be fully completed by offeror)*

NOTE: Item 12 does not apply if the solicitation includes the provisions at 52.214-16, Minimum Bid Acceptance Period.

12. In compliance with the above, the undersigned agrees, if this offer is accepted within 0 calendar days *(60 calendar days unless a different period is inserted by the offeror)* from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the set opposite each item, delivered at the designated point(s), within the time specified in the schedule.

13. DISCOUNT FOR PROMPT PAYMENT *(See Section I, Clause Number 52.232-8)*	10 CALENDAR DAYS (%)	20 CALENDAR DAYS (%)	30 CALENDAR DAYS (%)	CALENDAR DAYS (%)
	NET 30			

14. ACKNOWLEDGMENT OF AMENDMENTS *(The offeror acknowledges receipt of amendments to the SOLICITATION for offerors and related documents numbered and dated):*	AMENDMENT NUMBER	DATE	AMENDMENT NUMBER	DATE

15A. NAME AND ADDRESS OF OFFEROR — CODE L8VHV5CNBV97 FACILITY

AMERICAN CENTRIFUGE OPERATING, LLC
Attn: Austin DeRose
6901 Rockledge Dr Ste 800
Bethesda MD 208171867

16. NAME AND THE TITLE OF PERSON AUTHORIZED TO SIGN OFFER *(Type or print)*

Patrick S. Brown
President, American Centrifuge Operating, LLC

15B. TELEPHONE NUMBER — AREA CODE | NUMBER | EXTENSION

☐ 15C. CHECK IF REMITTANCE ADDRESS IS DIFFERENT FROM ABOVE - ENTER SUCH ADDRESS IN SCHEDULE.

17. SIGNATURE: Patrick Sidney Brown — Digitally signed by Patrick Sidney Brown Date: 2026.06.30 20:25:45 -04'00'

18. OFFER DATE

AWARD *(To be completed by Government)*

19. ACCEPTED AS TO ITEMS NUMBERED	20. AMOUNT	21. ACCOUNTING AND APPROPRIATION
	$1,070,000,000.00	See schedule

22. AUTHORITY FOR USING OTHER THAN FULL OPEN COMPETITION UNDER THE UNITED STATES CODE AT:
☐ 10 U.S.C. 3204(a) ( ) ☐ 41 U.S.C. 3304(a) ( )

23. SUBMIT INVOICES TO ADDRESS SHOWN IN *(4 copies unless otherwise specified)* — ITEM

24. ADMINISTERED BY *(If other than Item 7)* CODE 00701
See Schedule G

25. PAYMENT WILL BE MADE BY CODE VIPERS
See Schedule G

26. NAME OF CONTRACTING OFFICER *(Type or print)*
Trevor M Bluth

27. UNITED STATES OF AMERICA
TREVOR BLUTH — Digitally signed by TREVOR BLUTH Date: 2026.07.01 09:04:34 -06'00'
(Signature of Contracting Officer)

28. AWARD DATE

IMPORTANT - Award will be made on this Form, or on Standard Form 26, or by other authorized official written notice.

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is unusable

STANDARD FORM 33 (REV. 12/2022)
Prescribed by GSA - FAR (48 CFR) 53.214 (c)

CONTINUATION SHEET | REFERENCE NO. OF DOCUMENT BEING CONTINUED 89243225DNE000022/ 89243226FNE400212 | PAGES PAGE 2 OF 24

NAME OF OFFEROR OR CONTRACTOR
AMERICAN CENTRIFUGE OPERATING, LLC

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	UEI: L8VHV5CNBV97 The purpose of this task order (TO) is to establish new annual domestic commercial High-Assay Low-Enriched Uranium (HALEU) capacity and begin production of HALEU UF6 for purchase by DOE issued under IDIQ Contract 89243225DNE000022. Terms and conditions are set forth herein. Delivery Location Code: 00701 Idaho Operations U.S. Department of Energy Idaho Operations 1955 Fremont Avenue Idaho Falls ID 83415 US Payment: VIPERS https://vipers.doe.gov Any questions, please contact by call/email 888-251-3557 or payments@hq.doe.gov Period of Performance: 07/06/2026 to 07/05/2036				
00001	CLIN 1 for the Certification of the complete installation and operational readiness of the contractor's new maximum HALEU enrichment capacity (Attachment A) and delivery of 1 MTU of HALEU UF6. Embedded Lease: No Delivery: 07/05/2032 Accounting Info: American Energy Independence Fund: 08300 Appr Year: 2024 Allottee: 02 Report Entity: 500201 Object Class: 25233 Program: 2721270 Project: 0000000 WFO: 0000000 Local Use: 0000000 Funded: $885,400,000.00 Accounting Info: American Energy Independence Fund: 08300 Appr Year: 2023 Allottee: 02 Report Entity: 500201 Object Class: 25233 Program: 2721270 Project: 0000000 WFO: 0000000 Local Use: 0000000 Funded: $14,600,000.00 Continued...				900,000,000.00

NSN 7540-01-152-8067
OPTIONAL FORM 336 (4-86)
Sponsored by GSA FAR (48 CFR) 53.110

CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED PAGES NAME OF OFFEROR OR CONTRACTOR SUPPLIES/SERVICES (B) UNIT (D) UNIT PRICE (E) AMOUNT (F) OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110 ITEM NO. (A) QUANTITY (C) NSN 7540-01-152-8067 89243225DNE000022/89243226FNE400212 AMERICAN CENTRIFUGE OPERATING, LLC       00002 85,000,000.00CLIN 2: The contractor shall produce 5 MTU HALEU UF6 enriched to a nominal 19.75% of 235U for delivery to DOE. The period of performance for CLIN 2 may begin as early as calendar year 2032, or earlier as negotiated. The CLIN 2 period of performance will be a twelve-month total duration. The CLIN 2 period of performance will be specified when the option is exercised. Embedded Lease: No Amount: $85,000,000.00(Option Line Item) 00003 85,000,000.00CLIN 3: The contractor shall produce 5 MTU HALEU UF6 enriched to a nominal 19.75% of 235U for delivery to DOE. The period of performance for CLIN 2 may begin as early as calendar year 2032, or earlier as negotiated. The CLIN 2 period of performance will be a twelve-month total duration. The CLIN 2 period of performance will be specified when the option is exercised. Embedded Lease: No Amount: $85,000,000.00(Option Line Item) PAGE 3 OF 24

United States Department of Energy Award #89243226FNE400212 U.S. DEPARTMENT OF ENERGY Idaho Operations Office Task Order Contract Under Master IDIQ Contract 89243225DNE000022 American Centrifuge Operating, LLC UEI: L8VHV5CNBV97 Award Number: 89243226FNE400212

United States Department of Energy Award #89243226FNE400212 TASK ORDER COVER SHEET • This Firm-Fixed Price Order Award is a result of your proposal to the Request for Task Order for HALEUTO2E issued on 08/14/2025 for deployment of High-Assay Low- Enriched Uranium capacity to include all deliverables as set forth in the Statement of Work. This Task Order is a Firm-Fixed Price Task Order contract with CLIN 1 being fully funded in the amount of $900,000,000. • In accordance with section B.4 CONTRACT LINE ITEMS from your IDIQ Contract 89243225DNE000022; CLIN 001 DOE-B-2006 FIRM-FIXED-PRICE DELIVERY/TASK ORDER (Oct 2014)(Revised). (1) This is a Firm-Fixed-Price Delivery/Task Order. The Contractor shall provide the following services at the following firm-fixed unit prices: • $900,000,000 for all deliverables under CLIN 1 as detailed in Section III: Statement of Work of the below Task Order Contract. • If the option for CLIN 2 is exercised at the discretion of the government, all deliverables for CLIN 2 shall be delivered for the firm-fixed price of $17,000,000/MTU/year. • If the option for CLIN 3 is exercised at the discretion of the government, all deliverables for CLIN 3 shall be delivered for the firm-fixed price of $17,000,000/MTU/year. (2) Payments of the Delivery/Task Order’s Firm-Fixed-Price will be made in accordance with section G.6 DOE-G-2005 BILLING INSTRUCTIONS (APR 2020) (for CLIN 1). • Attachments 1-3 as submitted in your proposal are attached and hereby incorporated in this Task Order award. The terms on this Cover Sheet are also incorporated in this Task Order award. • In accordance with Clause 52.232-32 and the limitations set forth in the RTP, the Contractor’s Attachment 4 - Performance-Based Payments as submitted and agreed upon by all parties are attached and hereby incorporated in this Task Order award. • Pursuant to clause 52.211-11 of the IDIQ contract, liquidated damages are set forth as $0.00 per calendar day of delay for this Task Order.

United States Department of Energy Award #89243226FNE400212 • In accordance with Executive Order 14173 (E.O) issued on January 21, 2025, all diversity, equity, and inclusion (DEI) programs, or other relevant matters as it relates to this E.O., included in the IDIQ contract, including Section C.4, are not in effect for this Task Order. Furthermore, by signing the contract, ACO certifies that they do not operate DEI programs that violate any applicable Federal anti-discrimination laws. • As a Fixed-Price Task Order contract under Sections H.2 through H.6 of the IDIQ contract, all applicable requirements of these sections are in force for this task order, including all applicable submission requirements set forth therein. • If exercised, option CLINs, CLIN 2 & CLIN 3, may begin as early as the last calendar year of the completion of CLIN 1, or as earlier negotiated. Each Option CLIN will be a twelve-month total duration. The period of performance will be specified when the option is exercised. • Prerequisite for On-Site Performance (a) Designated Place of Performance. Contractor’s Designated Place of Performance for HALEU enrichment services is the American Centrifuge Plant in Piketon, Ohio, which the Contractor identified as its selected site in Volume II of its Task Order proposal. Should Contractor later elect to perform enrichment at a different U.S. site, the preconditions below in subsection (b) apply to that site before any on‑site work is authorized. (b) Condition Precedent to On-Site Work. The Contractor shall not commence, nor shall the Government be obligated to accept, any on-site performance at Contractor’s Designated Place of Performance—including mobilization, site preparation, construction, installation, testing, or commissioning—until the Contractor secures continuing legal right of entry, access, and occupancy to a site sufficient to execute the work in Section III (Statement of Work) for at least the duration of the Task Order period of performance. Satisfying this prerequisite is not a payable event under this task order. 1. For purposes of this Task Order: “on-site performance” means any activity physically conducted at or within the Contractor’s Designated Place of Performance in support of the Task Order scope, such as: i. mobilization of construction or craft labor; ii. site preparation (e.g., fencing, grading, etc.); iii. installation, construction, or hookup of utilities for purposes of this task order;

United States Department of Energy Award #89243226FNE400212 iv. on-site testing and commissioning, including integrated system tests performed at the facility; v. on-site storage or handling (for purposes of this task order) of HALEU/LEU feed product, or other nuclear materials governed by NRC license/activity at the site. 2. For purposes of this Task Order: “off-site performance” includes activities not physically conducted at Contractor’s Designated Place of Performance, such as: i. design and engineering executed at contractor/subcontractor offices; ii. factory acceptance testing at vendor facilities; iii. procurement, fabrication, and logistics performed away from the site; iv. licensing work-products and other paper deliverables prepared off-site. (c) Evidence of Site Control. To satisfy the conditions of subsection (b), Contractor shall submit adequate documentation to the CO demonstrating continuing legal right of entry, access, and occupancy of a facility sufficient to execute the work in Section III (Statement of Work). Such documentation may include a fully executed lease agreement or other site-use instrument granting Contractor continuing legal right of entry, access, and occupancy of a property sufficient to accomplish all applicable objectives of the Statement of Work. (d) Separate Real Property Action. Any lease or site-use instrument for DOE-owned property is a separate DOE real-property action, distinct from this Task Order. This Task Order does not bind the Government to real-property terms. (e) Payment Administration. Until the conditions of subsection (b) are satisfied, the Government will not issue performance-based payments tied to on-site events and will not accept on-site work. (f) Site-Selection Responsibility. Contractor acknowledges that site selection is within Contractor’s sole discretion so long as it complies with the Location Preferences identified in Section C.5, Table 1 of the IDIQ contract. Contractor further acknowledges that, by proposing a site/place of performance for enrichment services at which it does not yet hold long-term use rights, Contractor has assumed the risk of securing such rights. Delays or impacts associated with obtaining the lease or use rights for the Contractor’s chosen location are presumed to be the responsibility of the Contractor and shall not constitute Government-caused delay or form the basis of any claim or Request for Equitable Adjustment under this Task Order. Nothing herein waives either party’s rights with respect to unrelated Government acts or omissions under applicable law or other contract clauses.

United States Department of Energy Award #89243226FNE400212 • The above terms and conditions of this Task Order Cover Sheet and those set forth in this award, along with all original terms and conditions of the IDIQ are in full force and effect. • Period of Performance: 7/6/2026 – 7/5/2036

United States Department of Energy Award #89243226FNE400212 TASK ORDER CONTRACT I: Identifying Information Task Order Number: 89243226FNE400212 Master IDIQ Contract Number: 89243225DNE000022 Project Title: High Assay Low-Enriched Uranium (HALEU) Enrichment Acquisition Contract Specialist: David Hawkes, hawkesdm@id.doe.gov Contracting Officer: Trevor Bluth, bluthtm@id.doe.gov Contracting Officer Representative: Garrett Kropp, kroppgg@id.doe.gov II: General Information Definitions: MTU – Metric Tons Uranium HALEU – High Assay Low-Enriched Uranium LEU – Low-Enriched Uranium SWU – Separative Work Units UF6 – Uranium Hexafluoride New HALEU Enrichment Capacity – Capacity developed to establish the domestic commercial supply chain for High Assay Low Enriched Uranium (HALEU). While specifically targeting new HALEU enrichment capacity, this definition may support and encompass new capacity in other critical stages of the HALEU fuel cycle that directly contribute to the availability of HALEU, such as mining, milling, feed material conversion, and the supply of uranium as feedstock for HALEU enrichment. This new capacity (specifically HALEU enrichment) must not be commercially available at the time of this task order award and must not be previously planned or committed to another commercial or government entity. Replacement of inefficient or failed equipment is not considered new capacity. All new capacity must be specifically developed and deployed in response to this Task Order (TO). The scope of this this TO does not include funding for the construction or expansion of any supply chain capacity outside of the United States. For the purpose of this Task Order, 'planned' refers to any enrichment capacity that, prior to the award date of this task order, is subject to an executed binding contractual agreement for its construction, procurement of major long-lead items, or ultimate commercialization. To provide a

United States Department of Energy Award #89243226FNE400212 common basis for comparison, HALEU enrichment capacity shall be presented in terms of MTU/yr and SWU/yr HALEU UF6 at a nominal 19.75% 235U from a starting feedstock of 4.95% 235U. Maximum HALEU Enrichment Capacity – The maximum quantity of annual HALEU UF6 capacity in MTU/yr and SWU/yr. Purpose: The purpose of this TO is to establish new annual domestic commercial HALEU capacity and begin production of HALEU UF6 for purchase by DOE (CLIN 1). CLIN 2 and CLIN 3 are fixed price options for the purchase of additional quantities of HALEU from the newly established capacity. TO Contract Type: This TO is a Firm Fixed-Price award for all CLINs Period of Performance: See Standard Form 33 (SF 33) Option Periods: The Government may exercise the option for the purchase of an additional HALEU product quantity (beyond the base quantity) pursuant to FAR 52.217-7. The exercise of options will depend on the timing of DOE’s need for HALEU product. The exercise of options could minimize performance period overlap, with consideration of contractor production capacity, orders from other commercial purchasers, and the ability to support performance of multiple options simultaneously. III: Statement of Work Scope of Work for Task Order: The purpose of this TO is to establish a reliable supply chain for HALEU, including a domestic enrichment capability. This TO covers DOE’s planned acquisition of HALEU as uranium hexafluoride (UF6) (enriched up to <20% by weight in the isotope uranium-235). DOE will also require that the enricher(s) store the HALEU UF6 at its facility(ies) and provide transportation of the HALEU UF6 stored at the enrichment facility(ies) to the deconversion facility(ies) (if not co-located with the enrichment facility). All such enrichment and subsequent storage must occur in a physical location within the continental United States. Section 2001(a) of the Energy Act of 2020 charges the Secretary of Energy with establishing and carrying out a program to support the availability of HALEU for civilian domestic research, development, demonstration, and commercial use. The Nuclear Fuel Security Act of 2023 seeks

United States Department of Energy
Award #89243226FNE400212

to expeditiously increase domestic production of HALEU to meet the needs of advanced nuclear reactor developers and the consortium established under Section 2001(a) of the Energy Act of 2020. Although some advanced reactor technologies are currently under development, there is no domestic commercial source of HALEU available to fuel them. The lack of such a source could impede both the demonstration of these technologies being developed and the development of future advanced reactor technologies. As a remedy, DOE aims to establish a temporary domestic demand for HALEU to stimulate a diverse, domestic commercial supply that would ultimately lead to a competitive HALEU market and more certain domestic HALEU demand. The May 23, 2025, Executive Order "Reinvigorating the Nuclear Industrial Base" further emphasizes the importance of the United States' domestic nuclear fuel supply chain in support of commercial nuclear reactors.

The contractor shall furnish all the necessary management, labor, supplies, materials, technical expertise, licensing, permits, transportation, construction, facilities, and equipment necessary to accomplish this contract and TO work scope. This includes providing personnel, including the proper skill mix, experience, and number of qualified personnel required to accomplish work tasks; providing materials necessary, including supplies, spares, tools, and test equipment, consumables, hardware, software, automatic data processing equipment, documentation, and other applicable properties; providing facilities, including any needed administrative and work spaces; organizational processes, including needed internal controls, management oversight; and supply support. The contractor shall be responsible for the management and disposition of all waste, byproducts, and other residuals resulting from this TO, including the depleted uranium.

The NRC is the legal regulatory authority with respect to the commercial production, possession, storage, and management of HALEU in the United States. DOE nuclear safety and safeguards and security orders do not apply to this TO. The contractor shall follow NRC Quality Assurance standards where applicable.

Deliverables:

Table 1

Deliverable	Description	Due Date
1 (CLIN 1)	Certification of the complete installation and operational readiness of the contractor's new maximum HALEU enrichment capacity. (Attachment A)	7/5/2032
2 (CLIN 1)	1 MTU of HALEU UF_6	7/5/2032
3 (CLIN 2)	5 MTU of HALEU UF_6	Established at time of Option
4 (CLIN 3)	5 MTU of HALEU UF_6	Established at time of Option

United States Department of Energy Award #89243226FNE400212 CLIN 1, Deliverable 1 – Complete installation and operational readiness of new HALEU enrichment capacity: The following work scope requirements apply to this task order: • For the total FFP of $900 million, the contractor shall establish new HALEU enrichment capacity as proposed by the contractor in Attachment 2. New HALEU enrichment capacity shall be expressed in MTU/yr and SWU/yr UF6 at a nominal 19.75% 235U. This new capacity is for the enrichment of uranium to HALEU (19.75% 235U). This capacity does not include capacity for re-enrichment of depleted uranium (DU) tails. • Enrichment of HALEU and storage must occur in the continental United States. • The scope of this this TO does not include funding for the construction or expansion of any supply chain capacity outside of the United States. • New HALEU enrichment capacity must be fully installed and operational readiness completed by the due date from Table 1. Completion or the addition of new operational capacity earlier is encouraged. Upon completion of the new capacity installation and operational readiness, the contractor shall provide a signed certification (Attachment A) to DOE which specifies the total annual HALEU capacity installed (in MTU/yr, and SWU/yr) and provides regulatory approvals or other evidence demonstrating approvals to operate. The certification shall also be accompanied by an unclassified engineering design data and descriptions document which supports the declared installed operational capacity. • New capacity must include adequate storage to support production, including any DOE- owned material through the end of this task orders period of performance. • The contractor’s approach may include a phased installation and startup of the new HALEU enrichment capacity. Early deployment of capacity is encouraged. That newly installed capacity may be immediately utilized by the contractor for domestic commercial customers, in advance of the full completion of the CLIN 1, Deliverable 2 and acceptance by DOE. The contractor may utilize any excess HALEU production capacity during the entire period of performance of CLIN 1 for the production of HALEU for domestic commercial customers. • Support of NNSA missions will not be required as a part of this TO2. CLIN 1, Deliverable 2 –Delivery of 1 MTU HALEU UF6 product: • The contractor shall produce 1 MTU HALEU UF6 enriched to a nominal 19.75% of 235U for delivery to DOE. • Supply of feedstock: o No material is anticipated to be provided under this Task Order, therefore the contractor is responsible for providing the feedstock for the HALEU enrichment process.

United States Department of Energy Award #89243226FNE400212 o The scope of this TO does not include any funding of capacity to enrich DU to LEU levels (4.95% 235U). o The source of the uranium feedstock for enrichment to HALEU UF6 must be material that was mined (including in-situ mining) and converted, and not come from a source that was recycled or reprocessed. DOE prefers that the mining/milling and conversion also occurs in the United States. DOE will consider other countries within or outside North America that are allies or partners of the United States. o The sourcing of uranium feedstock to supply the HALEU enrichment process shall not disrupt or replace market mechanisms by competing with U.S. nuclear energy companies, in compliance with the Nuclear Fuels Security Act of 2023, Section 3131 (f)(3). • The contractor shall provide industry standard UF6 cylinders, suitable for storage, pending transportation per existing practices, to deliver and store the government owned material. HALEU UF6 produced under this TO will be stored as Government property. • The contractor shall have a property management system for government-owned material as described in section H.6 of the IDIQ contract. • The contractor shall provide transportation and logistics support for loading and transportation of UF6 cylinders in accordance with standard industry practices. • The contractor may utilize any excess HALEU production capacity during the entire period of performance of CLIN 1 for the production of HALEU for domestic commercial customers. • CLIN 1 delivery is complete when 1 MTU HALEU UF6 product from this newly installed capacity is placed in storage and accepted by DOE, no later than the due date from Table 1. CLIN 2, Deliverable 3 - Enriched UF6 Production of 5 MTU HALEU (option quantity) • The contractor shall produce 5 MTU HALEU UF6 enriched to a nominal 19.75% of 235U for delivery to DOE. • Supply of feedstock: o No material is anticipated to be provided under this Task Order, therefore the contractor is responsible for providing the feedstock for the HALEU enrichment process. o The scope of this TO does not include any funding of capacity to enrich DU to LEU levels (4.95% 235U). o The source of the uranium feedstock for enrichment to HALEU UF6 must be material that was mined (including in-situ mining) and converted, and not come from a source that was recycled or reprocessed. DOE prefers that the mining/milling and conversion also occurs in the United States. DOE will

United States Department of Energy Award #89243226FNE400212 consider other countries within or outside North America that are allies or partners of the United States. o The sourcing of uranium feedstock to supply the HALEU enrichment process shall not disrupt or replace market mechanisms by competing with U.S. nuclear energy companies, in compliance with the Nuclear Fuels Security Act of 2023, Section 3131 (f)(3). • Completion of delivery of the option quantity shall be no later than 12 months following the authorization to proceed with the option. • HALEU must be produced from the new capacity established under CLIN 1. • Contractors will be provided with approximately an eighteen-month notice in advance of DOE exercising this option in accordance with 52-217-7. • Enrichment of HALEU and storage must occur in the continental United States. • The contractor shall provide industry standard UF6 cylinders, suitable for storage, pending transportation per existing practices, to deliver and store the government owned material. • HALEU UF6 produced under this TO will be stored as Government property in the storage facility established under CLIN 1. • The contractor shall utilize the property management system for government owned material established under CLIN 1. • The contractor shall provide transportation and logistics support for loading and transportation of UF6 cylinders in accordance with standard industry practices. • The contractor may utilize any excess HALEU production capacity during the period of performance of the CLIN 2 option for the production of HALEU for commercial customers. • CLIN 2 delivery is complete when 5 MTU HALEU UF6 product is placed in storage and accepted by DOE. CLIN 3, Deliverable 4 - Enriched UF6 Production of 5 MTU HALEU (option quantity) • The contractor shall produce 5 MTU HALEU UF6 enriched to a nominal 19.75% of 235U for delivery to DOE. • Supply of feedstock: o No material is anticipated to be provided under this Task Order, therefore the contractor is responsible for providing the feedstock for the HALEU enrichment process. o The scope of this TO does not include any funding of capacity to enrich DU to LEU levels (4.95% 235U). o The source of the uranium feedstock for enrichment to HALEU UF6 must be material that was mined (including in-situ mining) and converted, and not come from a source that was recycled or reprocessed. DOE prefers that the

United States Department of Energy Award #89243226FNE400212 mining/milling and conversion also occurs in the United States. DOE will consider other countries within or outside North America that are allies or partners of the United States. o The sourcing of uranium feedstock to supply the HALEU enrichment process shall not disrupt or replace market mechanisms by competing with U.S. nuclear energy companies, in compliance with the Nuclear Fuels Security Act of 2023, Section 3131 (f)(3). • Completion of delivery of the option quantity shall be no later than 12 months following the authorization to proceed with the option in accordance with 52-217-7. • HALEU must be produced from the new capacity established under CLIN 1. • Contractors will be provided with approximately an eighteen-month notice in advance of DOE exercising this option. • Enrichment of HALEU and storage must occur in the continental United States. • The contractor shall provide industry standard UF6 cylinders, suitable for storage, pending transportation per existing practices, to deliver and store the government owned material. • HALEU UF6 produced under this TO will be stored as Government property in the storage facility established under CLIN 1. • The contractor shall utilize the property management system for government owned material established under CLIN 1. The contractor shall provide transportation and logistics support for loading and transportation of UF6 cylinders in accordance with standard industry practices. • The contractor may utilize any excess HALEU production capacity during the period of performance of the CLIN 3 option for the production of HALEU for commercial customers. • CLIN 3 delivery is complete when 5 MTU HALEU UF6 product is placed in storage and accepted by DOE. Support of NNSA missions will not be required as a part of this TO2. Performance Specifications: The HALEU UF6 product must meet the most current version of the applicable ASTM HALEU specifications. Packaging and transportation will be in accordance with the applicable NRC licenses and certifications. Place of Performance: Work location shall be at the discretion of the contractor but must comply with the Location Preferences identified in Section C.5, Table 1 of the IDIQ contract.

United States Department of Energy Award #89243226FNE400212 Meetings: There are no meetings currently planned. Travel may include one trip annually with 4 people to meet with DOE at the Forrestal building in Washington D.C. The COR may request periodic videoconference meetings to discuss potential issues and cover progress. Government Furnished Property: There is no anticipated Government furnished property provided with this TO. IV: Additional Contract Clauses & Provisions Required Provisions and Clauses incorporated into this TO, not Included in the Master IDIQ: Clauses Included by Reference: 52.204-7 System for Award Management (Oct 2018) 52.204-16 Commercial and Government Entity Code Reporting (Aug 2020) 952.204-73 Facility Clearance Security Requirements for work under this Task Order are governed by the NRC. Clauses Incorporated by Full-Text: 52.216-32 Task-Order and Delivery-Order Ombudsman (SEPT 2019) In accordance with 41 U.S.C. 4106(g), the Agency has designated the following task-order and delivery-order Ombudsman for this contract. The Ombudsman must review complaints from the Contractor concerning all task-order and delivery-order actions for this contract and ensure the Contractor is afforded a fair opportunity for consideration in the award of orders, consistent with the procedures in the contract. Martin Badrov Phone: (208) 360-9416 E-mail: badrovmp@id.doe.gov (a) Consulting an ombudsman does not alter or postpone the timeline for any other process (e.g. protests). (b) Before consulting with the Ombudsman, the Contractor is encouraged to first address complaints with the Contracting Officer for resolution. When requested by the Contractor, the Ombudsman may keep the identity of the concerned party or entity confidential, unless prohibited by law or agency procedure. (End of Clause)

United States Department of Energy Award #89243226FNE400212 52.232-32 Performance Based Payments Performance-Based Payments (Apr 2012) (a) Amount of payments and limitations on payments. Subject to such other limitations and conditions as are specified in this contract and this clause, the amount of payments and limitations on payments shall be specified in the contract’s description of the basis for payment. (b) Contractor request for performance-based payment. The Contractor may submit requests for payment of performance-based payments not more frequently than monthly, in a form and manner acceptable to the Contracting Officer. Unless otherwise authorized by the Contracting Officer, all performance-based payments in any period for which payment is being requested shall be included in a single request, appropriately itemized and totaled. The Contractor’s request shall contain the information and certification detailed in paragraphs (l) and (m) of this clause. (c) Approval and payment of requests. (1) The Contractor shall not be entitled to payment of a request for performance-based payment prior to successful accomplishment of the event or performance criterion for which payment is requested. The Contracting Officer shall determine whether the event or performance criterion for which payment is requested has been successfully accomplished in accordance with the terms of the contract. The Contracting Officer may, at any time, require the Contractor to substantiate the successful performance of any event or performance criterion which has been or is represented as being payable. (2) A payment under this performance-based payment clause is a contract financing payment under the Prompt Payment clause of this contract and not subject to the interest penalty provisions of the Prompt Payment Act. The designated payment office will pay approved requests on the 30th day after receipt of the request for performance-based payment by the designated payment office. However, the designated payment office is not required to provide payment if the Contracting Officer requires substantiation as provided in paragraph (c)(1) of this clause, or inquiries into the status of an event or performance criterion, or into any of the conditions listed in paragraph (e) of this clause, or into the Contractor certification. The payment period will not begin until the Contracting Officer approves the request. (3) The approval by the Contracting Officer of a request for performance-based payment does not constitute an acceptance by the Government and does not excuse the Contractor from performance of obligations under this contract. (d) Liquidation of performance-based payments. (1) Performance-based finance amounts paid prior to payment for delivery of an item shall be liquidated by deducting a percentage or a designated dollar amount from the delivery payment. If the performance-based finance payments are on a delivery item

United States Department of Energy Award #89243226FNE400212 basis, the liquidation amount for each such line item shall be the percent of that delivery item price that was previously paid under performance-based finance payments or the designated dollar amount. If the performance-based finance payments are on a whole contract basis, liquidation shall be by either predesignated liquidation amounts or a liquidation percentage. (2) If at any time the amount of payments under this contract exceeds any limitation in this contract, the Contractor shall repay to the Government the excess. Unless otherwise determined by the Contracting Officer, such excess shall be credited as a reduction in the unliquidated performance-based payment balance(s), after adjustment of invoice payments and balances for any retroactive price adjustments. (e) Reduction or suspension of performance-based payments. The Contracting Officer may reduce or suspend performance-based payments, liquidate performance-based payments by deduction from any payment under the contract, or take a combination of these actions after finding upon substantial evidence any of the following conditions: (1) The Contractor failed to comply with any material requirement of this contract (which includes paragraphs (h) and (i) of this clause). (2) Performance of this contract is endangered by the Contractor’s- (i)Failure to make progress; or (ii)Unsatisfactory financial condition. (3) The Contractor is delinquent in payment of any subcontractor or supplier under this contract in the ordinary course of business. (f) Title. (1) Title to the property described in this paragraph (f) shall vest in the Government. Vestiture shall be immediately upon the date of the first performance-based payment under this contract, for property acquired or produced before that date. Otherwise, vestiture shall occur when the property is or should have been allocable or properly chargeable to this contract. (2) "Property," as used in this clause, includes all of the following described items acquired or produced by the Contractor that are or should be allocable or properly chargeable to this contract under sound and generally accepted accounting principles and practices: (i) Parts, materials, inventories, and work in process; (ii) Special tooling and special test equipment to which the Government is to acquire title;

United States Department of Energy Award #89243226FNE400212 (iii) Nondurable (i.e., noncapital) tools, jigs, dies, fixtures, molds, patterns, taps, gauges, test equipment and other similar manufacturing aids, title to which would not be obtained as special tooling under paragraph (f)(2)(ii) of this clause; and (iv) Drawings and technical data, to the extent the Contractor or subcontractors are required to deliver them to the Government by other clauses of this contract. (3) Although title to property is in the Government under this clause, other applicable clauses of this contract (e.g., the termination clauses) shall determine the handling and disposition of the property. (4) The Contractor may sell any scrap resulting from production under this contract, without requesting the Contracting Officer’s approval, provided that any significant reduction in the value of the property to which the Government has title under this clause is reported in writing to the Contracting Officer. (5) In order to acquire for its own use or dispose of property to which title is vested in the Government under this clause, the Contractor shall obtain the Contracting Officer’s advance approval of the action and the terms. If approved, the basis for payment (the events or performance criteria) to which the property is related shall be deemed to be not in compliance with the terms of the contract and not payable (if the property is part of or needed for performance), and the Contractor shall refund the related performance-based payments in accordance with paragraph (d) of this clause. (6) When the Contractor completes all of the obligations under this contract, including liquidation of all performance-based payments, title shall vest in the Contractor for all property (or the proceeds thereof) not- (i) Delivered to, and accepted by, the Government under this contract; or (ii) Incorporated in supplies delivered to, and accepted by, the Government under this contract and to which title is vested in the Government under this clause. (7) The terms of this contract concerning liability for Government-furnished property shall not apply to property to which the Government acquired title solely under this clause. (g) Risk of loss. Before delivery to and acceptance by the Government, the Contractor shall bear the risk of loss for property, the title to which vests in the Government under this clause, except to the extent the Government expressly assumes the risk. If any property is lost (see 45.101), the basis of payment (the events or performance criteria) to which the property is related shall be deemed to be not in compliance with the terms of the contract and not payable (if the property is part of or needed for performance), and the Contractor shall refund the related performance- based payments in accordance with paragraph (d) of this clause.

United States Department of Energy Award #89243226FNE400212 (h) Records and controls. The Contractor shall maintain records and controls adequate for administration of this clause. The Contractor shall have no entitlement to performance-based payments during any time the Contractor’s records or controls are determined by the Contracting Officer to be inadequate for administration of this clause. (i) Reports and Government access. The Contractor shall promptly furnish reports, certificates, financial statements, and other pertinent information requested by the Contracting Officer for the administration of this clause and to determine that an event or other criterion prompting a financing payment has been successfully accomplished. The Contractor shall give the Government reasonable opportunity to examine and verify the Contractor’s records and to examine and verify the Contractor’s performance of this contract for administration of this clause. (j) Special terms regarding default. If this contract is terminated under the Default clause, (1) the Contractor shall, on demand, repay to the Government the amount of unliquidated performance- based payments, and (2) title shall vest in the Contractor, on full liquidation of all performance- based payments, for all property for which the Government elects not to require delivery under the Default clause of this contract. The Government shall be liable for no payment except as provided by the Default clause. (k) Reservation of rights. (1) No payment or vesting of title under this clause shall- (i) Excuse the Contractor from performance of obligations under this contract; or (ii) Constitute a waiver of any of the rights or remedies of the parties under the contract. (2) The Government’s rights and remedies under this clause- (i) Shall not be exclusive, but rather shall be in addition to any other rights and remedies provided by law or this contract; and (ii) Shall not be affected by delayed, partial, or omitted exercise of any right, remedy, power, or privilege, nor shall such exercise or any single exercise preclude or impair any further exercise under this clause or the exercise of any other right, power, or privilege of the Government. (l) Content of Contractor’s request for performance-based payment. The Contractor’s request for performance-based payment shall contain the following: (1) The name and address of the Contractor; (2) The date of the request for performance-based payment;

United States Department of Energy Award #89243226FNE400212 (3) The contract number and/or other identifier of the contract or order under which the request is made; (4) Such information and documentation as is required by the contract’s description of the basis for payment; and (5) A certification by a Contractor official authorized to bind the Contractor, as specified in paragraph (m) of this clause. (m) Content of Contractor's certification. As required in paragraph (l)(5) of this clause, the Contractor shall make the following certification in each request for performance-based payment: I certify to the best of my knowledge and belief that- (1) This request for performance-based payment is true and correct; this request (and attachments) has been prepared from the books and records of the Contractor, in accordance with the contract and the instructions of the Contracting Officer; (2) (Except as reported in writing on __________), all payments to subcontractors and suppliers under this contract have been paid, or will be paid, currently, when due in the ordinary course of business; (3) There are no encumbrances (except as reported in writing on _________) against the property acquired or produced for, and allocated or properly chargeable to, the contract which would affect or impair the Government's title; (4) There has been no materially adverse change in the financial condition of the Contractor since the submission by the Contractor to the Government of the most recent written information dated _____________; and (5) After the making of this requested performance-based payment, the amount of all payments for each deliverable item for which performance-based payments have been requested will not exceed any limitation in the contract, and the amount of all payments under the contract will not exceed any limitation in the contract. (End of clause) Regarding FAR 52.232-32, Performance-Based Payments, and specifically subsection (f)(1) concerning the vesting of title, it is hereby clarified that the Government's right to take title to property produced or acquired by the Contractor for which performance-based payments have been made is specifically intended to mitigate risk in the event of termination for default or convenience. This allows the Government the option to take possession of relevant work in process, finished goods, and other materials and components, as defined in FAR 52.232-32(f)(2), should such a termination occur.

United States Department of Energy Award #89243226FNE400212 However, upon successful completion of all contract requirements and delivery and acceptance of the final 1 MTU of enriched uranium product, consistent with the payment milestones, title to any remaining property (e.g., equipment, tooling, or residual materials) not constituting the specified 1 MTU deliverable shall remain with the Contractor. The intent of this Task Order is to acquire the specified 1 MTU of enriched uranium, and not to acquire the Contractor's production facilities, general operational assets, or any property beyond that which directly constitutes the specified deliverable or is required for risk mitigation in the event of termination. 52.217-7 Option for Increased Quantity-Separately Priced Line Item. Option for Increased Quantity-Separately Priced Line Item (Mar 1989) The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within 18 months. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree. (End of Clause) ECONOMIC PRICE ADJUSTMENT – CLIN 2 and CLIN 3 (a) Basis for Adjustment: The firm-fixed price for option quantity CLIN 2, Deliverable 3 (Enriched UF6 Production of 5 MTU HALEU) and CLIN 3, Deliverable 4 (Enriched UF6 Production of 5 MTU HALEU), as established in the Offeror's proposal Attachment 2, shall be subject to a one-time economic price adjustment. Each CLIN price will be adjusted at the time of the exercise of the CLIN option. This adjustment will apply solely to the UF6 feedstock component of the total firm-fixed price for CLINs 2 and CLIN 3. This clause is not applicable to CLIN 1. (b) Baseline Price Component: In accordance with ACO’s BAFO Addendum 3 proposal, CLIN 2 and CLIN 3’s proposed price identified the total dollar value and quantity attributable to the LEU feedstock (see Attachment 2). In accordance with the RTP, the value is to be based on an average of three monthly prices prior to the month of the RTP release, using the monthly closing prices for feed (as UF6) in North America as published by UxC. This average is to serve as the "Baseline Price Index" for the LEU feedstock component. For the proposed price for CLIN 2 and CLIN 3, the natural uranium UF6 average price of $260.17 per kg is to be used to establish the baseline index. This dollar figure represents the average of the May 26, June 30, and July 28, 2025 month-end prices. (c) Adjustment Calculation: The Contracting Officer shall adjust the LEU feedstock component of CLIN 2 and CLIN 3’s firm-fixed price approximately 30 days prior to authorizing

United States Department of Energy Award #89243226FNE400212 the start of CLIN 2 and CLIN 3’s respective option production. The adjustment will be calculated using the following methodology: Reference Index: The "Adjustment Price Index" will be the average of the North America UF6 natural uranium month-end prices for the three months preceding the date the Government provides the 18-month notice of intent to exercise CLIN 2 and CLIN 3 options. Percentage Change: Calculate the percentage change in the UF6 price using the formula: [(Adjustment Price Index - Baseline Price Index) / Baseline Price Index] * 100 Adjusted Feedstock Price: Apply this percentage change to the LEU feedstock dollar value identified in the Offeror's original CLIN 2 and CLIN 3 price proposal. Adjusted Feedstock Price = Original Feedstock Price + (Original Feedstock Price * Percentage Change) Final CLIN Price: The final adjusted firm-fixed price for CLIN 2 and CLIN 3 will be the sum of the Adjusted Feedstock Price and the non-feedstock portion of the original CLIN 2 and CLIN 3 price (i.e., total original CLIN 2 and CLIN 3 price minus original feedstock price). (d) Limitations: Any price adjustments under this clause are subject to the following limitations: Maximum Adjustment: The total increase in the firm-fixed price for each of CLIN 2 and CLIN 3, resulting from this economic price adjustment, shall not exceed seven percent (7%) of the original firm-fixed price proposed for CLINs 2 and CLIN 3. No Other Costs: There shall be no adjustment for changes in any costs other than the cost of the LEU feedstock based on changes only to the North America UF6 natural uranium price (as published by UxC at https://www.uxc.com). Unilateral Modification: A unilateral contract modification will be issued by the Contracting Officer to reflect any applicable price increase or decrease. (e) Example of Price Adjustment Calculation: Assumptions for Example: CLIN Original FFP: $100,000,000 Original LEU Feedstock Component (from proposal): $40,000,000 Baseline Price Index (Avg. month-end UxC UF6 Spot Price for May-June-July 2025): $260.17/kg UF6

United States Department of Energy Award #89243226FNE400212 Adjustment Price Index (Avg. UxC UF6 Spot Price for Q4 2030, assuming option exercise notice in January 2031): $280 Calculation: Percentage Change in Uranium Price: [($280.00 - $260.17) / $260.17] * 100 = ($19.83 / $260.17) * 100 = 7.62% Adjusted LEU Feedstock Price: $40,000,000 + ($40,000,000 * 0.) = $40,000,000 + $3,048,000 = $43,048,000 Total Adjusted CLIN FFP (before cap): ($100,000,000 - $40,000,000) + $43,048,000 = $60,000,000 + $43,048,000 = $103,048,000 Application of 7% Cap: Original CLIN FFP * 7% = $100,000,000 * 0.07 = $7,000,000 Maximum Adjusted CLIN FFP = $100,000,000 + $7,000,000 = $107,000,000 In this example, the calculated adjusted FFP ($103,048,000) is less than the 7% cap ($107,000,000). Therefore, the final adjusted FFP for the CLIN would be $103,048,000. V: Exhibits & Attachments Task Order Attachments: Attachment A – Installed Maximum HALEU Enrichment Capacity Certification (To be submitted for acceptance of CLIN 1 Deliverable 1) The following attachments are attached to this Task Order contract and hereby incorporated into this award: Attachment 1 – New HALEU Enrichment Capacity Certification Attachment 2 – HALEU Firm Fixed Price Offer Table Attachment 3 – New HALEU Enrichment Capacity Availability Table Attachment 4 – HALEU Performance Based Payments Schedule